Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Heyu Leisure Holidays Corporation

(Formerly known as Cloud Run Acquisition Corporation)

We have audited the accompanying balance sheet of Heyu Leisure Holidays Corporation (formerly known as Cloud Run Acquisition Corporation) (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, change in stockholders' equity (Deficit), and cash flows for the years then ended. Heyu Leisure Holiday Corporation management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heyu Leisure Holiday Corporation as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the periods ended December 31, 2014 and from inception to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

March 26, 2015

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HEYU LEISURE HOLIDAYS CORPORATION

BALANCE SHEETS

	December 31,	December 31,
	2014	2013

ASSETS

Current assets
Cash	$—	$2,000

Total assets	—	2,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Related party payable	$29,985	$—
Accrued liabilities	5,200	1,150

Total liabilities	35,185	1,150

Stockholders' equity/ (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 60,000,000 and 20,000,000 shares issued and outstanding as of December 31,2014 and December 31, 2013, respectively.	6,000	2,000

Additional paid-in capital	1,307	257
Accumulated deficit	(42,492)	(1,407)
Total stockholders' equity (deficit)	(35,185)	850
Total liabilities and stockholders' equity (deficit)	—	$2,000

The accompanying notes are an integral part of these financial statements

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HEYU LEISURE HOLIDAYS CORPORATION

STATEMENTS OF OPERATIONS

	For the year ended December 31,	For the period from July 2, 2013 (Inception) to December 31,
	2014	2013

Revenue	$-	$-
Operating expenses	41,085	1,407
Loss before income	(41,085)	(1,407)

Income tax	-	-
Net loss	$(41,085)	$(1,407)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares-basic and diluted	25,167,123	20,000,000

The accompanying notes are an integral part of these financial statements

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HEYU LEISURE HOLIDAYS CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

				Accumulated
			Additional	Deficit During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance July 2, 2012	$-	$-	$-	$-	$-

Issuance of Common Stock	20,000,000	2,000	-	-	2,000

Additional paid-in capital	-	-	257	-	257

Net loss	-	-	-	(1,407)	(1,407)

Balance, December 31, 2013	20,000,000	$2,000	$257	$(1,407)	$850

Redemption of common Stock	(20,000,000)	$(2,000)	$-	$-	$(2000)

Issuance of common stock	60,000,000	6,000	-	-	$6,000

Additional paid-in capital	-	-	1,050	-	1,050

Net loss	-	-	-	(41,085)	(41,085)

Balance, December 31, 2014	60,000,000	$6,000	$1,307	$(42,492)	$(35, 185)

The accompanying notes are an integral part of these financial statements

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HEYU LEISURE HOLIDAYS CORPORATION

STATEMENTS OF CASH FLOWS

		For the Period
	For the	from July 2, 2013
	year ended	(Inception) to
	December 31, 2014	December 31, 2013

OPERATING ACTIVITIES

Net loss	$(41,085)	$(1.407)
Changes in Operating Assets and
Accrued liabilities	4,050	1,150

Net cash used in operating activities	(37,035)	(257)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	6,000	2,000
Due to related party	29,985	-
Redemption of common stock	(2,000)	-

Proceeds from stockholders' additional contribution	1,050	257

Net cash provided by financing activities	35, 035	2, 257

Net change in cash	(2,000)	2,000

Cash, beginning of period	2,000	-

Cash, end of period	$-	$2,000

The accompanying notes are an integral part of these financial statements

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HEYU LEISURE HOLIDAYS CORPORATION

Notes to the Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Cloud Run Acquisition Corporation ("Cloud Run" or "the Company") was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Orange Run. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company has no cash equivalents as of December 31, 2014.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014 and 2013.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2014 and 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

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LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2014 and 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the year ended December 31, 2014. The Company had negative working capital of $35,185 and an accumulated deficit of $42,492 as of December 31, 2014. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

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In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The company adopted ASU 2014-10 in 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Group's present or future financial statements

NOTE 4    STOCKHOLDERS' EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

In July, 2013, the Company issued 20,000,000 common shares to two directors and officers for an aggregated amount of $2,000 in cash.

On January 13, 2014, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Neither Messrs. Cassidy nor McKillop retain any shares of the Company's common stock.

Ban Siong Ang was named as Sole Director of the Company and serves as its Chief Executive Officer. On January 14, 2014, the Company issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock.

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On August 8, 2014, the Company issued additional 59,000,000 shares of its common stock at par value for an aggregated amount of $5,900 in cash. Accordingly, the total outstanding of common stock is 60,000,000 shares as at December 31, 2014. These securities cannot be sold, transferred or otherwise disposed of by any investor to any other person or entity unless subsequently registered under the Securities Act of 1933, as amended, and under applicable law of the state or jurisdiction where sold, transferred or disposed of, unless such sale, transfer or disposition shall qualify under an allowed exemption to such registration.

Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Company during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

SUBSEQUENT EVENT

On February 9, 2015, Heyu Leisure Holidays Corporations (“the Registrant”), completed the acquisition of Heyu Capital Ltd (“Heyu Capital”), a limited company formed under the law of Hong Kong, in a stock for stock transaction (“the acquisition”). The purpose of the Acquisition was to facilitate and prepare the registrant for a registration statement an Public offering of Securities.

The acquisition was effectuated by the registrant through the exchange of 40,000,000 Shares of Common Stock of Heyu Capital for 1,000 Shares of Common Stock of the registrant. As a result of Acquisition, all of the outstanding shares of Common Stock of Heyu Capital were exchanged for, and converted into, 1,000 Shares of Common Stock of the Registrant. Hence, the registrant issuance a total of 1,000 Shares of Common Stock of the Registrant in the Acquisition.

The following diagram illustrates the Registrant corporate and ownership structure, the place of formation and the ownership interests of Registrant’s subsidiaries after merger of Heyu Capital and its subsidiaries.

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